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                                                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bruker Daltonics Inc. 2000 Stock Option Plan of our reports dated March 11, 2000 and February 3, 2000, with respect to the consolidated financial statements of Bruker Daltonics Inc. included in its Registration Statement (Form S-1/A) as filed with the Securities and Exchange Commission on August 4, 2000.


/s/  Ernst & Young LLP

Boston, Massachusetts
October 10, 2000